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[Seal: THE STATE
   OF TEXAS]

OFFICIAL  NOTICE
COURT  OF  APPEALS
13TH  JUDICIAL  DISTRICT                                       December 30, 1998
                                                                 [U.S. POSTAGE
                                                                 CORPUS CHRISTI
                                                                   DEC 30, 98
                                                                      0.20]
RE:  Case  No.  13-96-00298-CV
Style: International Bank of Commerce - Brownsville v: International Energy Development Corporation

  The appellant's motion for rehearing was over ruled by this Court on this day.

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                                                            CATHY WILBORN, CLERK

13TH  COURT  OF  APPEALS
10TH  FLOOR
NUECES  COUNTY  COURTHOUSE
CORPUS  CHRISTI,  TEXAS  78401


                        MAIL TO:  Penn Octane Corporation
                                  900 Veterans Blvd, Suite 240
                                  Redwood City, CA 94063

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